FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
Director of Corporate Communications
(502) 636-4564 office
Courtney.Norris@kyderby.com

Churchill Downs Incorporated Appoints New Board Member
Ulysses Lee "Junior" Bridgeman, Founder & President of Bridgeman Foods LLC, to join board of directors

LOUISVILLE, Ky. - Churchill Downs Incorporated (CHDN: NASDAQ) (“Company”) announced today, Monday, October 1, 2012, that Ulysses Lee "Junior" Bridgeman, Founder and President of Bridgeman Foods LLC, was appointed as a Class II director to the Company's board of directors.

Bridgeman will serve on the 11-member board until the 2013 annual meeting of shareholders where he will be nominated for election by the shareholders.

Robert L. Evans, Chairman and CEO, said, “It is an honor to have Junior join our board. He brings a great understanding of and appreciation for the Kentucky Oaks and Derby, our Company and its impact on the community. His entrepreneurial experience and knowledge will be invaluable as we look to continue to grow the Company in the years ahead.”

Bridgeman said, “I am impressed with all that CDI has accomplished in the past five years as it has worked to diversify and grow. It's exciting to be part of a Company with such a wonderful past and such an exciting future.”

Bridgeman is actively involved in the Louisville community. He currently serves on the Board of Directors of Fifth Third Bank; the West End School, The Meijer Board, The PGA Foundation Board and the Naismith Basketball Hall of Fame Board. He also serves as Past Chairman of the Board of Trustees University of Louisville.

Bridgeman, who grew up in East Chicago, Indiana, was a member of an Indiana state high school championship basketball team and was recruited to attend and play basketball at the University of Louisville. After a successful college career and graduation, he was drafted to play in the NBA by the Los Angeles Lakers and was immediately traded, along with others, to the Milwaukee Bucks, where he played most of his 12-year career.

About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.;

and a casino resort in Greenville, Miss. CDI also owns the country's premier account-wagering company, TwinSpires.com, and other advance-deposit wagering providers; the totalisator company, United Tote; Bluff Media, an Atlanta-based multimedia poker content, brand and publishing company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states' racetracks and casinos near our operations; our continued ability to effectively compete for the country's horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen's groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.